SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 15, 2008

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

000-30469

04-3326704

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavik, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01               Other Events

On October 15, 2008, deCODE genetics, Inc. (“deCODE”) announced that it is carrying out a review of its long-term business strategy. Over the past few years deCODE has utilized its capabilities in medicinal chemistry, structural biology and human genetics to develop product and intellectual property portfolios in both therapeutics and DNA-based diagnostics. The goal of this strategic review is to optimize the value of these assets for its shareholders by sharpening the focus of its business, selling non-core assets, securing strategic partnerships, and utilizing the resources generated to underpin product development and marketing efforts in its core business. deCODE has engaged the Stanford Group Company to assist in evaluating its strategic alternatives and in executing swiftly on the results of this review through the identification of buyers and partners for non-core business units, programs and intellectual property. deCODE plans to provide an update on this process in its third quarter financial results conference call to be webcast live on November 6.

deCODE also announced that in order to provide more time for the completion of this review and the execution of alternatives including the sale of assets, it has elected to utilize a 30-day grace period for the scheduled October 15 interest payment on its outstanding 3.5% Senior Convertible Notes due 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated: October 17, 2008